UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2010

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2010, Accuray Incorporated (“Accuray”) entered into a License Agreement (the “License Agreement”) with CyberHeart, Inc. (“CyberHeart”), pursuant to which Accuray made a non-exclusive grant of certain intellectual property rights to CyberHeart, which CyberHeart intends to use to develop and commercialize new radiation-delivery systems and applications in the field of non-tumor cardiovascular disease.  CyberHeart will pay specified royalties to Accuray relating to the sale of any CyberHeart products covered by the licensed Accuray intellectual property.

The License Agreement has a fifteen year term, commencing on the first date of human clinical treatment performed by CyberHeart using a CyberHeart product together with an Accuray CyberKnife System, to affect cardiac tissue ablation with the goal of achieving a therapeutic effect.  The License Agreement will automatically renew for five year terms, unless either party gives notice of non-renewal to the other party twenty-four months before the end of the initial fifteen year term or before the end of a five year renewal term.  CyberHeart may terminate the License Agreement for convenience upon 30 days written notice to Accuray, and either party may terminate the License Agreement in the event of a material breach by the other party.  If the License Agreement is terminated by CyberHeart without cause or by Accuray for cause, then the license grant in the License Agreement will terminate.  If CyberHeart terminates the License Agreement for cause, then all rights and licenses granted by Accuray to CyberHeart will continue in full force and effect as of the effective date of such termination.  The License and Development Agreement entered into by the Parties on April 27, 2007 (the “Prior Agreement”), which Accuray filed with the Securities and Exchange Commission on September 4, 2007, as an exhibit to its Annual Report on Form 10-K for the year ended June 20, 2007, will remain in full force and effect until the effective date of the License Agreement, at which time the Prior Agreement will terminate.

On December 10, 2010, Accuray and CyberHeart also entered into a Patent License (together with the License Agreement, the “Agreements”), pursuant to which CyberHeart granted Accuray certain patent rights in the field of non-tumor cardiovascular disease, which rights are exercisable by Accuray only upon the occurrence of certain trigger events specified in the License Agreement.  Accuray will pay a specified royalty to CyberHeart for the sale of any Accuray products covered by the licensed CyberHeart patents.  The Patent License will remain in effect until the last to expire of certain specified CyberHeart patents, unless earlier terminated by either party for cause.

Accuray intends to file the Agreements as exhibits to its Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 and intends to seek confidential treatment for certain terms and provisions of the Agreements. The foregoing descriptions of the Agreements are summaries and are therefore qualified in their entirety by reference to the complete text of the Agreements when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: December 10, 2010	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary